CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 23, 2013, relating to the financial statements and financial highlights which appear in the October 31, 2013 Annual Report to Shareholders of Nationwide Short Duration Bond Fund and Nationwide Enhanced Income Fund (two of the portfolios constituting the Nationwide Mutual Funds) which is incorporated by reference into the Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 19, 2014